Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Checkmate Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount to be registered (1)	Proposed maximum offering price per share	Maximum Aggregate Offering Price	Fee Rate	Amount of registration fee (4)

Equity	Common Stock, $0.0001 par value per share	Rule 457(c) and Rule 457(h)	865,223 (2)	$3.12 (3)	$2,699,495.76	$0.0000927	$250.24

Total Offering Amounts					$2,699,495.76		—

Total Fees Previously Paid							—

Total Fee Offsets							—

Net Fee Due							$250.24

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.0001 per share (“Common Stock”), which become issuable under the Checkmate Pharmaceuticals, Inc. 2020 Stock Option and Incentive Plan (the “2020 Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of Common Stock.

(2)

Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2020 Plan on January 1, 2022, pursuant to an “evergreen” provision contained in the 2020 Plan. Pursuant to such provision, an additional number of shares will automatically be added to the shares authorized for issuance under the 2020 Plan on January 1 of each year. Shares available for issuance under the 2020 Plan were previously registered on the registration statement on Form S-8 filed with the Securities and Exchange Commission on August 11, 2020 (File No. 333-244375).

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act on the basis of the average of the high and low prices of the registrant’s Common Stock as reported on The Nasdaq Stock Exchange Global Market on March 25, 2022.

(4)	Calculated pursuant to Section 6(b) of the Securities Act.